As filed with the Securities and Exchange Commission on September 25, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STITCH FIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	27-5026540
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
1 Montgomery Street, Suite 1500
San Francisco, California 94104
(Address of principal executive offices) (Zip code)

Stitch Fix, Inc. 2017 Incentive Plan
(Full title of the plan)

Matt Baer
Chief Executive Officer
Stitch Fix, Inc.
1 Montgomery Street, Suite 1500
San Francisco, California 94104
 (Name and address of agent for service)
(415) 882-7765
(Telephone number, including area code, of agent for service)

Copies to:

David Peinsipp Siana Lowrey Cooley LLP 3 Embarcadero Center, 20th Floor San Francisco, California 94111 (415) 693-2000	Casey O’Connor Stitch Fix, Inc. 1 Montgomery Street, Suite 1500 San Francisco, California 94104 (415) 882-7765

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering 6,623,813 shares of Class A common stock issuable to eligible persons under the Registrant’s 2017 Incentive Plan (the “2017 Plan”), which Class A common stock is in addition to the shares of Class A common stock registered on the Registrant’s Form S-8 filed on November 17, 2017 (File No. 333-221650), on the Registrant’s Form S-8 filed on October 2, 2019 (File No. 333-234058), on the Registrant’s Form S-8 filed on August 14, 2020 (File No. 333-246358), on the Registrant’s Form S-8 filed on September 27, 2021 (File No. 333-259820), on the Registrant’s Form S-8 filed on September 21, 2022 (No. 333-267543), on the Registrant's Form S-8 filed on September 20, 2023 (No. 333-274602), and on the Registrant's Form S-8 filed on September 25, 2024 (No. 333-282332) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements to the extent relating to the registration of Class A common stock issuable under the 2017 Plan are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II
ITEM 8.    EXHIBITS

		Incorporation by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed or Furnished Herewith
4.1	Amended and Restated Certificate of Incorporation of Stitch Fix, Inc.	8-K	001-38291	3.1	11/21/2017
4.2	Amended and Restated Bylaws of Stitch Fix, Inc.	8-K	001-38291	3.1	6/27/2023
4.3	Form of Class A Common Stock Certificate.	S-1/A	333-221014	4.1	11/6/2017
5.1	Opinion of Cooley LLP.					X
23.1	Consent of Cooley LLP (included in Exhibit 5.1).					X
23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.					X
24.1	Power of Attorney (included on the signature page).					X
99.1	Stitch Fix, Inc. 2017 Incentive Plan.	10-K	001-38291	10.4	10/3/2018
99.2	Forms of grant notice, stock option agreement and notice of exercise under the Stitch Fix, Inc. 2017 Incentive Plan.	10-K	001-38291	10.5	9/20/2023
99.3	Forms of restricted stock unit grant notice and award agreement for Vice Presidents and above under the Stitch Fix, Inc. 2017 Incentive Plan.	10-K	001-38291	10.6	9/20/2023
99.4	Forms of restricted stock unit grant notice and Restricted Stock Unit award agreement under the Stitch Fix, Inc. 2017 Incentive Plan.	10-K	001-38291	10.7	9/20/2023
99.5	Form of performance restricted stock unit grant notice and award agreement under the Stitch Fix, Inc. 2017 Incentive Plan.	10-Q	001-38291	10.2	12/11/2024
107	Filing Fee Table.					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on September 25, 2025.

STITCH FIX, INC.

By:	/s/ Matt Baer
Matt Baer
Chief Executive Officer and Director

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matt Baer, David Aufderhaar and Casey O’Connor, and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Matt Baer	Chief Executive Officer and Director	September 25, 2025
Matt Baer	(Principal Executive Officer)

/s/ David Aufderhaar	Chief Financial Officer	September 25, 2025
David Aufderhaar	(Principal Financial and Accounting Officer)

/s/ Kofi Amoo-Gottfried	Director	September 25, 2025
Kofi Amoo-Gottfried

/s/ Timothy Baxter	Director	September 25, 2025
Timothy Baxter

/s/ J. William Gurley	Director	September 25, 2025
J. William Gurley

/s/ Katrina Lake	Founder and Director	September 25, 2025
Katrina Lake

/s/ Sharon McCollam	Director	September 25, 2025
Sharon McCollam

/s/ Fiona Tan	Director	September 25, 2025
Fiona Tan

/s/ Elizabeth Williams	Director	September 25, 2025
Elizabeth Williams